CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 25, 2016, with respect to the financial statements and financial highlights of Baird Funds, Inc. (including the Baird Ultra Short Bond Fund, Baird Short-Term Bond Fund, Baird Short-Term Municipal Bond Fund, Baird Intermediate Bond Fund, Baird Quality Intermediate Municipal Bond Fund (formerly the Baird Intermediate Municipal Bond Fund), Baird Core Intermediate Municipal Bond Fund, Baird Aggregate Bond Fund, Baird Core Plus Bond Fund, Baird LargeCap Fund, Baird MidCap Fund, Baird Small/Mid Cap Value Fund and Baird SmallCap Value Fund) included in the December 31, 2015, Annual Report to Shareholders on Form N-CSR, which is incorporated by reference in this Post-Effective Amendment No. 76 to Registration Statement No. 333-40128 on Form N-1A (the Registration Statement).  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectuses and under the caption “Independent Registered Public Accounting Firm and Financial Statements” in the Statements of additional information, which are part of such Registration Statement.

Chicago, Illinois
April 28, 2016